Exhibit 99.1

CUSIP No. 457669 20 8	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Insmed Incorporated.

Dated: February 7, 2014

PROSPECT VENTURE PARTNERS III, L.P.

By:	Prospect Management Co. III, L.L.C.
Its:	General Partner

/s/ David Schnell
David Schnell, M.D. Managing Member

PROSPECT MANAGEMENT CO. III, L.L.C.

/s/ Russell C. Hirsch
Managing Member